                                                                   EXHIBIT 10.22


                              SEVERANCE AGREEMENT

          This Severance Agreement (the "Agreement") is entered into by and between Pride Petroleum Services, Inc., a Louisiana corporation (the "Company"), and John O'Leary ("Executive") on this the 11th day of March, 1997.

33. Section 6.7 of the Purchase Agreement (the "Purchase Agreement") dated December 16, 1996 between the Company, Forasol-Foramer N.V. ("FFNV"), and the Controlling Shareholders of FFNV, provides that the Company will provide certain severance benefits to Executive upon the occurrence of certain events. In consideration for the promises and agreements contained in that Purchase Agreement and the promises and agreements contained herein, the Company and Executive agree that Executive is entitled to severance benefits in accordance with the provisions of this Agreement.

34. Executive has been employed by or been under contract with Forasol S.A., Forinter Ltd., or an affiliate or subsidiary thereof (collectively, "Forasol"), since 5-81 as Manager Marketing and Business Development. Executive agrees that he will render services exclusively to Forasol (or any successor) during the period of his employment to the best of his ability and that he will devote full time to his duties.

35. Subject to the provisions of this Agreement, if Executive's employment by Forasol or any successor, including without limitation an affiliate of the Company (a "Successor") is terminated by the Company within five years of this Agreement, the Company will as consideration for his cooperation in contemplation of the transactions described in the Purchase Agreement and other good and valuable consideration, pay to Executive the following amounts in one lump sum on or before the tenth day after the last day of Executive's employment with Forasol or any Successor (subject to any applicable payroll or other taxes required to be withheld).

     a. one and one half (1.5) months of gross salary for each year of service with or to Forasol or any Successor if Executive is terminated by the Company or a Successor within two years after the closing of the Purchase Agreement; provided, however, that all payments made to Executive on account of statutory severance benefits shall reduce, dollar for dollar, the Company's (or a Successor's) obligation pursuant to this Section 3.(a); and

     b. one month of gross salary for each year of service with or to Forasol or any Successor if Executive is terminated by the Company or a Successor within the third, fourth or fifth years following the closing of the Purchase Agreement, up to a maximum of twelve months of gross salary; and

     In addition, the Company shall immediately cause Executive and each of his dependents (including his spouse) who were covered under the Forasol's (or any Successor's) retirement and benefit plans on the day prior to Executive's termination to continue to be covered under such
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Severance Agreement
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     plans for eighteen months; on the same basis to Executive as was in effect at the time of termination; provided, however, that (i) coverage under the benefit plans shall terminate if and to the extent Executive becomes eligible to receive comparable benefit coverage from a subsequent employer (and any such eligibility shall be promptly reported to the Company by Executive) and (ii) if Executive (and/or his spouse and dependents) would have been entitled to retiree benefit coverage under Forasol's plans had he voluntarily retired on the date of such termination, then such coverage shall be continued as provided under such plans.

36. As used herein, "gross salary" shall mean compensation paid to Executive for his services to Forasol or any Successor including his base salary paid, deferred compensation (including statutory prime speciale deperformance (the "Premium"), which such Premium shall not exceed 20% of such base salary) and any non-cash benefits, for which Executive is eligible. Gross salary shall not include any bonuses, profit sharing proceeds or other prerequisites to which the Executive might otherwise be entitled. One month of gross salary shall be calculated as one-twelfth (1/12) of Executive's annual gross salary (excluding any bonus payment) effective immediately prior to the event giving rise to the severance payment provided herein.

37. In addition to the Executive's right to receive the severance benefits as provided in Section 3 hereof, Executive shall be entitled to the severance benefits hereunder in the event that (a) there is a material reduction in Executive's gross salary from that provided to him immediately prior to the effective date of this Agreement; (b) the Executive is not retained in his present or equivalent position; or (c) the Company does not provide the compensation and benefits as provided in Section 7 hereof.

38. Executive shall not be entitled to any severance benefits hereunder if Executive's employment is terminated for any of the following reasons:

     a. Executive has been convicted of a felony or a misdemeanor involving moral turpitude; or

     b. Executive has willfully engaged in conduct that is materially injurious to the Company or any of its affiliates or has competed in any way, directly or indirectly, with the Company or any of its affiliates; or

     c.  Executive has committed acts or conduct which would make it unreasonable for the Company to retain Executive in its employment, such as, but not limited to, dishonesty, activities harmful to the reputation of the Company, refusal to perform or neglect of the substantive duties assigned to him, or the breach of any of the provisions of this Agreement or any material policy of the Company or any of its affiliates; or
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Severance Agreement
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     d.  Executive resigns from his employment or otherwise willfully terminates his employment; or

     e. Executive dies or becomes unable to discharge his duties due to disability; or

     f.  Executive attains sixty-five (65) years of age.

39. Notwithstanding any provision in this Agreement, the Company shall provide to Executive compensation and benefits that are at least as favorable as those currently being provided to Executive by Forasol and the Company shall provide to Executive compensation and benefits comparable to those provided to management employees of Company and its other Subsidiaries holding comparable positions at comparable employment locations (giving due regard to differences in cost of living, competitive conditions and other similar factors), if and to the extent such compensation and benefits of Company and its other Subsidiaries are more favorable than those provided by Forasol. Nothing in this Agreement shall diminish any rights, compensation or benefits that Executive is entitled to under the Purchase Agreement.

40. Except as provided in Section 3.(a) hereof, the Company's obligation to pay Executive the amounts provided herein shall not be reduced by any statutory severance payment owed to Executive. Executive shall not be obligated to seek other employment in mitigation of the amounts payable or arrangements made under any provision of this Agreement, and, except with respect to benefit plans, the obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make (or cause to be made) the payments and arrangements required to be made under this Agreement.

41. This Agreement shall be binding upon and inure to the benefit of the Company and any successor of the Company, by merger or otherwise. This Agreement shall also be binding upon and inure to the benefit of Executive and his estate. If Executive shall die prior to full payment of amounts due pursuant to this Agreement, such amounts shall be payable pursuant to the terms of this Agreement to his estate.

42. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction by reason of applicable law shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

43. Executive shall not have any right to pledge, hypothecate, anticipate or assign this Agreement or the rights hereunder, except by will or the laws of descent and distribution.
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44.  Any notices or other communications provided for in this Agreement shall be in writing. In the case of Executive, such notices or communications shall be effectively delivered if hand delivered to Executive at his principal place of employment or if sent by registered or certified mail to Executive at the last address he has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by registered or certified mail to the Company at its principal executive offices.

45. Any dispute arising out of or in connection with this Agreement or the application, implementation, validity, breach or termination of this Agreement shall be finally and exclusively settled by arbitration in Houston, Texas, under the American Arbitration Association Rules for Arbitration. There shall be three arbitrators appointed pursuant to such Rules. The arbitration shall be conducted in the English Language.

46. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

47. If Executive is entitled to and receives the benefits provided hereunder, performance of the obligations of the Company hereunder will constitute full settlement of all claims that Executive might otherwise assert against the Company on account of his termination of employment (inclusive of any claim for statutory severance payments owed to Executive pursuant to paragraph 3.(a) hereof.

48. This Agreement shall not be deemed to constitute a contact of employment, nor shall any provision hereof affect the terms and conditions of any other agreement between the company and Executive except as provided herein.

                                    EXECUTIVE


                                    /s/ John O'Leary
                                    -----------------------------

                                    Name: John O'Leary

                                    COMPANY

                                    Pride Petroleum Services, Inc.

                                    By:       /s/ Ray Tolson
                                        --------------------
                                    Name:
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                                    Title:
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